EXHIBIT 5.1

[SNELL & WILMER L.L.P. LETTERHEAD]

November 8, 2024

Pinnacle West Capital Corporation

400 North Fifth Street

Phoenix, Arizona 85072-3999

Ladies and Gentlemen:

We have acted as Arizona counsel to Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), in connection with the sale and issuance of shares of the Company’s common stock, no par value per share (the “Shares”) having an aggregate gross sales price up to $900,000,000, pursuant to (i) the Registration Statement on Form S-3 (File No. 333-277448), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 28, 2024 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including a base prospectus dated February 28, 2024 (the “Base Prospectus”); and (ii) the final prospectus supplement, dated November 8, 2024, relating to the offer and sale of the Shares and filed with the Commission pursuant to Rule 424(b) of the Securities Act (together with the Base Prospectus, the “Final Prospectus”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

A.            The Company’s Articles of Incorporation, restated as of May 21, 2008, as certified by the Arizona Corporation Commission on November 5, 2024 (the “Articles of Incorporation”);

B.            The Company’s Bylaws, amended as of February 19, 2020, as certified to us as of the date hereof pursuant to the Secretary’s Certificate (as defined below);

C.            The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

D.            The Final Prospectus, together with the exhibits filed as a part thereof or incorporated therein by reference;

ALBUQUERQUE     BOISE     DALLAS     DENVER     LAS VEGAS     LOS ANGELES     LOS CABOS     ORANGE COUNTY

PHOENIX     PORTLAND     RENO     SALT LAKE CITY     SAN DIEGO     SEATTLE     TUCSON     WASHINGTON, D.C.

Pinnacle West Capital Corporation

November 8, 2024

E.            An executed copy of (i) the Equity Distribution Agreement (the “Equity Distribution Agreement”), dated November 8, 2024, among the Company and each of BofA Securities, Inc., Barclays Capital Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as managers (each, a “Manager”), Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, MUFG Securities EMEA plc, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association or one or more of their respective affiliates, as forward purchasers (each, a “Forward Purchaser”) and BofA Securities, Inc., Barclays Capital Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as forward sellers, and (ii) each of the Master Forward Confirmations, each dated November 8, 2024 (the “Master Forward Confirmations”), between the Company and each of the Forward Purchasers. The Equity Distribution Agreement together with the Master Forward Confirmations are collectively referred to in this opinion letter as the “Transaction Documents”.

F.             A specimen certificate evidencing the Company’s common stock;

G.            The certificate of good standing for the Company, dated November 5, 2024, issued by the Arizona Corporation Commission and the bringdown verification dated November 8, 2024 (the “Good Standing Certificate”);

H.            The Secretary’s Certificate of Diane Wood, Secretary of the Company (the “Secretary’s Certificate”);

I.              Resolutions of the Company’s board of directors (the “Board of Directors”) provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Registration Statement and the authorization, issuance and sale of the Shares pursuant to the Registration Statement and the Final Prospectus; and (ii) the Transaction Documents, and other actions with regard thereto; and

Resolutions of the pricing committee of the Board of Directors (the “Pricing Committee”) provided to us by the Company, relating to the adoption, approval, authorization and/or ratification of the pricing and issuance and sale of the Shares pursuant to the Transaction Documents.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the authorized officers of the Company will act in accordance with the resolutions of the Board of Directors and the Pricing Committee with respect to any sales and issuances of Shares to be made pursuant to the Transaction Documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Pinnacle West Capital Corporation

November 8, 2024

We are admitted to practice law in the State of Arizona, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the State of Arizona and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Arizona, we have relied solely upon the Good Standing Certificate.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Commission of the type described herein.

Based upon the foregoing, it is our opinion that:

1.	The Company is a corporation validly existing, in good standing, under the laws of the State of Arizona.

2.	The Shares to be issued and sold by the Company pursuant to the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company, and, when issued and delivered by the Company against payment of the purchase price therefor in accordance with the terms of the Transaction Documents and resolutions of the Board of Directors and Pricing Committee authorizing the pricing terms of the Shares, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K, dated November 8, 2024, filed by the Company. We also consent to the reference to our firm under the heading “Legal Matters” in the Final Prospectus. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with issuance and sale of the Shares and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Snell and Wilmer L.L.P.